UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2017

Shepherd’s Finance, LLC

(Exact name of registrant as specified in its charter)

Commission File Number: 333-203707

Delaware	36-4608739
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

13241 Bartram Park Blvd., Suite 2401, Jacksonville, Florida 32258

(Address of principal executive offices, including zip code)

(302) 752-2688

(Registrant’s telephone number, including area code)

12627 San Jose Blvd., Suite 203, Jacksonville, Florida 32223

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2). Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into Material Definitive Agreement.

On November 6, 2017, Shepherd’s Finance, LLC (the “Company”) and members representing at least 60% of the outstanding voting units of the Company entered into a Second Amended and Restated Operating Agreement of the Company (the “Second A&R Operating Agreement”). The Second A&R Operating Agreement is effective as of March 16, 2017. The Second A&R Operating Agreement incorporates various amendments that were previously made to the Company’s First Amended and Restated Operating Agreement. The Second A&R Operating Agreement also, among other things, clarifies that the independence of the Company’s independent managers will be determined under the rules of the New York Stock Exchange, and reduces the quorum requirements for meetings of the Company’s board of managers and committees of the board of managers.

The description of the Second A&R Operating Agreement above is not complete and is qualified in its entirety by Second A&R Operating Agreement attached as Exhibit 3.1 to this Current Report on Form 8-K. A copy of the Second A&R Operating Agreement is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein solely for purposes of this Item 1.01 disclosure.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Second Amended and Restated Operating Agreement of Shepherd’s Finance, LLC

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shepherd’s Finance, LLC

Date: November 13, 2017	By:	/s/ Daniel M. Wallach
Daniel M. Wallach
Chief Executive Officer and Manager